Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Modular Medical, Inc. (the “Company”) for the nine months ended December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Ellen O’Connor Vos, Chief Executive Officer of the Company, and Paul M. DiPerna, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of her and his knowledge that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

By: /s/ Ellen O’Connor Vos	Date: February 14, 2022
Ellen O’Connor Vos
Chief Executive Officer

By: /s/ Paul M. DiPerna	Date: February 14, 2022
Paul M. DiPerna
Chairman of the Board of Directors, President, Chief Financial Officer and Treasurer

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, or otherwise required, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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